Exhibit 99.2

Exhibit 99.2

RhopressaTM

Rocket 2 Phase 3 Topline Results

1

Important Information

Any discussion of the potential use or expected success of our product candidates is subject to our product candidates being approved by regulatory authorities.

The information in this presentation is current only as of its date and may have changed or may change in the future. We undertake no obligation to update this information in light of new information, future events or otherwise. We are not making any representation or warranty that the information in this presentation is accurate or complete.

Certain statements in this presentation are “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “will,” “should,” “would,” “could,” “believe,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “targets,” “projects,” “potential” or similar expressions are intended to identify these forward-looking statements. These statements are based on the Company’s current plans and expectations. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. These risks and uncertainties are described more fully in the quarterly and annual reports that we file with the SEC, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such forward-looking statements only speak as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

2

RhopressaTM Achieves Primary Clinical Endpoint

RhopressaTM QD and RhopressaTM BID met the criteria for non-

inferiority to Timolol BID for the primary efficacy analysis (baseline

IOP <25 mmHg)

RhopressaTM QD showed stable efficacy from Week 2 to Month 3

RhopressaTM QD adverse event profile in Rocket 2 similar to

Rocket 1

RhopressaTM BID slightly more effective than QD, but had higher incidence of adverse events which led to greater early terminations

On target to file RhopressaTM NDA in mid-2016

3

RhopressaTM

Rocket 2 Trial Design

Original primary endpoint:

Mean IOP for subjects with baseline IOP >20 mmHg and <27 mmHg N=756 randomized at 62 sites

Patients randomized 1:1:1

RhopressaTM 0.02% QD

RhopressaTM

Timolol 0.5%

0.02% BID

BID

Revised range for primary endpoint:

Mean IOP for subjects with baseline IOP > 20 mmHg and <25 mmHg N=403 subjects per protocol

4

Study Endpoints

Efficacy

Primary efficacy endpoint was the mean IOP for subjects with baseline

IOP >20 mmHg and <25 mmHg in the study eye at nine time points:

08:00, 10:00, and 16:00 at Week 2, Week 6, and Month 3

Multiple secondary endpoints including baseline IOP <27 mmHg

Safety

Ocular and systemic safety measures at each visit through 12 months

5

Baseline Demographics

Rhopressa TM QD Rhopressa TM BID Timolol BID

N = 251 N = 254 N = 251

Gender

Male 103 (41%) 89 (35%) 101 (40%)

Female 148 (59%) 165 (65%) 150 (60%)

Race, n (%)

White 178 (71%) 177 (70%) 166 (66%)

Black/African American 69 (28%) 69 (27%) 76 (30%)

Other 4 (1%) 8 (3%) 9 (4%)

Age (yrs)

< 65 111 (44%) 126 (50%) 131 (52%)

>65 140 (56%) 128 (50%) 120 (48%)

Iris Color, n (%)

Brown/Black 155 (62%) 169 (67%) 165 (66%)

Blue/Grey/Green 60 (24%) 57 (22%) 69 (28%)

Hazel 35 (14%) 28 (11%) 17 (7%)

Other 1 (0.4%) 0 (0%) 0 (0%)

6

Early Termination Summary

Early termination rates comparable to Rocket 1

RhopressaTM QD: 18%

RhopressaTM BID: 40% (Rocket 2 only)

Timolol BID: 6%

Early termination rates for conjunctival hyperemia

RhopressaTM QD: 9%

RhopressaTM BID: 17%

7

Primary Efficacy Endpoint
Maximum Baseline IOP <25 mmHg


IOP
mmHg +/- SEM
25
24
23
22
21
20
19
18
17
16
15
AR-13324 0.02% q.d. (n=129)
AR-13324 0.02% b.i.d (n=132)
Timolol 0.5% (n=142)
Pre-Study
8AM Qual 1
8AM
10AM
4PM
Baseline
8AM
10AM
4PM
Week 2
8AM
10AM
4PM
Week 6
8AM
10AM
4PM
Month 3

8

Primary Efficacy Endpoint
Maximum Baseline IOP <25 mmHg

	Mean IOP		
	Rhopressa™ QD N=129	Rhopressa™ BID N=132	Timolol BID N=142
Baseline			
8:00 AM	22.5	22.6	22.5
10:00 AM	21.3	21.3	21.3
4:00 PM	20.4	20.6	20.7
Day 15			
8:00 AM	18.1	17.2	17.7
10:00 AM	16.7	16.4	16.9
4:00 PM	16.7	15.7	16.8
Day 43			
8:00 AM	18.0	17.6	17.5
10:00 AM	17.0	16.3	16.6
4:00 PM	17.0	15.8	16.6
Day 90			
8:00 AM	18.2	17.6	17.5
10:00 AM	17.0	16.9	16.9
4:00 PM	17.1	16.5	17.0

9

Rocket 2 vs. Rocket 1 Efficacy

Similarities

RhopressaTM QD met non-inferiority at baseline IOPs <25 mmHg

RhopressaTM QD missed non-inferiority at baseline IOPs <27 mmHg

(secondary endpoint in Rocket 2)

RhopressaTM QD showed consistent IOP lowering across baseline IOPs

Timolol was slightly more efficacious in Rocket 2, but similarly showed loss of efficacy at lower baseline IOPs

Differences

Early synergy with prior PGA use less obvious at Week 2 compared to

Rocket 1 and Phase 2 studies

Larger proportion of naïve patients in Rocket 2

50 of 62 study sites not involved in prior RhopressaTM studies

Safety/Tolerability Overview of RhopressaTM

(Days 15-90)

There were no drug-related serious adverse events (SAEs)

The most common adverse event was conjunctival hyperemia

RhopressaTM QD: ~35% increased incidence of which 83% was mild,

16% moderate

RhopressaTM BID: ~50% increased incidence of which 66% was mild,

33% moderate

Other ocular AEs

AEs occurring in ~5-15% of subjects receiving RhopressaTM QD included:

conjunctival hemorrhage, corneal deposits, and blurry vision

AEs occurring in ~5-17% of subjects receiving RhopressaTM BID included:

conjunctival hemorrhage, blurry vision, corneal deposits, increased lacrimation, reduced visual acuity, eye pruritus, and conjunctival edema

RhopressaTM and RoclatanTM Next Steps

RhopressaTM

Rocket 2: First 100 patients on RhopressaTM 12-month safety results at the end of 2015 or early 2016

On track to file our RhopressaTM NDA in mid-2016

Rocket 4: A fourth Phase 3 trial expected to commence by the end of

September 2015

RoclatanTM

Mercury 1: First Phase 3 12-month study expected to commence by the end of September 2015 Mercury 2: Phase 3 3-month study expected to commence in 2016 Mercury 3 (Europe): Efficacy study, comparing to a leading combo product marketed in Europe, expected to commence in H2 2016

RhopressaTM Advantages

Proven once-daily IOP lowering Triple mechanism of action

Targets diseased trabecular meshwork in glaucoma Potential to preserve health of trabecular outflow pathway

Anti-fibrotic effect demonstrated preclinically in human trabecular meshwork cells

Increased perfusion demonstrated preclinically in human trabecular meshwork and episcleral tissues

Aerie will present additional details at Investor/Media Day at AAO, Nov 13 aerie pharamaceuticals, Inc.